UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  December 23, 2005 (December 23, 2005)

SMURFIT-STONE CONTAINER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-23876	43-1531401
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

150 North Michigan Avenue

Chicago, Illinois  60601

(Address of principal executive offices)   (Zip Code)

(312) 346-6600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act.

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 2.02.              Results of Operations and Financial Condition.

Smurfit-Stone Container Corporation (the “Company”) announced today that it has settled six of nine antitrust cases pending against the Company and its subsidiaries.  The settlements resolve a substantial majority of the Company’s aggregate potential liability in these cases.  The cases were brought by numerous customers that opted out of class action cases against the Company and several other linerboard manufacturers alleging conspiracy from 1993 to 1995.  These class action cases were settled in 2003.

As a result of the settlements, the Company will record a pre-tax charge of $33 million, or $.08 per share, in the fourth quarter of 2005 and will make a payment of $33 million in the first quarter of 2006.

The Company will continue to defend the three remaining opt-out cases, and believes that its potential liability in these cases is adequately reserved.

The information in this Form 8-K is being furnished under Item 2.02 and shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.              Financial Statements and Exhibits.

(d)           Exhibits.

99.1.        Press release of Smurfit-Stone Container Corporation dated December 23, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	December 23, 2005

SMURFIT-STONE CONTAINER CORPORATION

		By:	/s/ Craig A. Hunt
		Name:	Craig A. Hunt
		Title:	Senior Vice President, Secretary and
General Counsel